SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2004

WEBSTER FINANCIAL CORPORATION.

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Webster Plaza, Waterbury, Connecticut 06702

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 578-2476

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 12, 2004, Webster Financial Corporation (the “Company”), the holding company for Webster Bank, sold $150,000,000 of its 5.125% senior notes due April 15, 2014 (the “Senior Notes”) in an underwritten public offering. The Company received approximately $148,305,000 in net proceeds (before expenses) from the offering.

The offering was made pursuant to a Prospectus Supplement dated April 6, 2004 and filed with the SEC on April 8, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of the Company’s universal shelf registration statement on Form S-3 (Reg. No. 333-114091).

Copies of the: (1) Underwriting Agreement, dated April 6, 2004, among the Company and the Underwriters named therein, (2) form of global 5.125% senior note due April 15, 2014, (3) Senior Debt Indenture, dated April 12, 2004, between the Company and The Bank of New York, as trustee, (4) Supplemental Indenture, dated April 12, 2004, between the Company and The Bank of New York, as trustee, and (5) the Opinion of Hogan & Hartson L.L.P. regarding legality of the Senior Notes, are attached as Exhibits 1.1, 3.1, 4.1, 4.2 and 5.1, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

1.1	Underwriting Agreement, dated April 6, 2004, among Webster Financial Corporation and Sandler O'Neill & Partners, L.P., as representative of the several Underwriters named therein.

3.1	Form of global 5.125% senior note due April 15, 2004.

4.1	Senior Debt Indenture, dated April 12, 2004, between Webster Financial Corporation and The Bank of New York, as trustee.

4.2	Supplemental Indenture, dated April 12, 2004, between Webster Financial Corporation and The Bank of New York, as trustee.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Senior Notes.

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION (Registrant)

/s/ William J. Healy

William J. Healy
Executive Vice President and
Chief Financial Officer

Date: April 12, 2004

EXHIBIT INDEX

1.1	Underwriting Agreement, dated April 6, 2004, among Webster Financial Corporation and Sandler O'Neill & Partners, L.P. as representative of the several Underwriters named therein.

3.1	Form of global 5.125% senior note due April 15, 2004.

4.1	Senior Debt Indenture, dated April 12, 2004, between Webster Financial Corporation and The Bank of New York, as trustee.

4.2	Supplemental Indenture, dated April 12, 2004, between Webster Financial Corporation and The Bank of New York, as trustee.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Senior Notes.

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)